Exhibit 99.10
Important information you need to know. TAKE ACTION NOW International Plc Same assets, better company Take action today Polymetal International Plc October 2011 An excellent opportunity for you as a JSC Polymetal securityholder.

Disclaimer

THESE MATERIALS RELATE TO AN INSTITUTIONAL SHARE SWAP FACILITY ("ISSF"). THEY DO NOT HAVE ANY LEGAL EFFECT OR CREATE ANY LEGAL RELATIONS. THE TERMS OF THE ISSF ARE SET OUT IN AN OFFER DOCUMENT AND FORMS OF ACCEPTANCE AND ANY DECISION IN RELATION TO THE ISSF SHOULD BE MADE SOLELY ON THE BASIS OF THOSE DOCUMENTS AND AN ADDITIONAL INFORMATION DOCUMENT AVAILABLE ON THE WEBSITE OF JSC POLYMETAL.

No reliance should be placed on, the accuracy, completeness or correctness of the information or the opinions contained in these materials for any purposes whatsoever. None of Polymetal International Plc, PMTL Holding Limited or JSC Polymetal or any of their directors, officers, employees, affiliates, advisors or representatives accepts any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of these materials or their contents. Accordingly, no representation, warranty or undertaking, express or implied, is made or given by or on behalf of any such person as to the accuracy, completeness or correctness of the information or the opinions contained in these materials. No part of these materials, nor the fact of its distribution, should form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever.

Confidential – not to be distributed further by the recipient. These materials contain "forward looking" statements, beliefs or opinions, including statements with respect to the Polymetal International Plc business, financial condition, results of operations and plans of Polymetal International Plc. These forward looking statements involve known and unknown risks and uncertainties, many of which are beyond Polymetal International Plc's control and all of which are based on the current beliefs and expectations of the directors of Polymetal International Plc (the "Directors") about future events. Forward looking statements are sometimes identified by the use of forward looking terminology such as "believes", "expects", "may", "will", "could", "should", "shall", "risk", "intends", "estimates", "aims", "plans", "predicts", "continues", "assumes", "positioned" or "anticipates" or the negative thereof, other variations thereon or comparable terminology or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward looking statements include all matters that are not historical facts. Forward looking statements may and often do differ materially from actual results. They appear in a number of places throughout this announcement and include statements regarding the intentions, beliefs or current expectations of the Directors or Polymetal International Plc with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to Polymetal International Plc's business, concerning, amongst other things, the results of operations, financial condition, prospects, growth and strategies of Polymetal International Plc and the industry in which it operates.

These forward looking statements and other statements contained in these materials regarding matters that are not historical facts involve predictions. No assurance can be given that such future results will be achieved; actual events or results may differ materially as a result of risks and uncertainties facing Polymetal International Plc. Such risks and uncertainties could cause actual results to vary materially from the future results indicated, expressed or implied in such forward looking statements. The forward looking statements contained in this announcement speak only as of the date of this document. Polymetal International Plc disclaims any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained in this document to reflect any change in its expectations or any change in events, conditions or circumstances on which such statements are based unless required to do so by applicable law, the Prospectus Rules, the Listing Rules or the Disclosure and Transparency Rules of the Financial Services Authority.

These materials is being made to all existing JSC Polymetal security holders outside of the Russian Federation, Australia, Canada, Italy and Japan who, under the laws of their jurisdictions, are permitted to participate in the ISSF as provided for in this Document, and to certain existing JSC Polymetal security holders inside the Russian Federation that are "qualified investors" or otherwise permitted to receive foreign securities under Russian Law.

These materials are not for release, publication or distribution in whole or in part in the Russian Federation except as permitted by Russian law. They and information contained herein do not contain or constitute an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation or to or for the benefit of any Russian person or any person in the Russian Federation, and do not constitute an advertisement of any securities in the Russian Federation and must not be passed on to third parties or otherwise be made publicly available in the Russian Federation. These materials and information contained in them are not intended to be and must not be publicly distributed in the Russian Federation. The securities referred to herein (other than JSC Polymetal's shares) have not been and will not be admitted to "placement" and/or "public circulation" in the Russian Federation and may not be offered to any person in the Russian Federation except as permitted by Russian law.

ANY PERSON RESIDENT, REGISTERED OR INCORPORATED IN THE RUSSIAN FEDERATION OR WHO HAS OBTAINED A COPY OF THESE MATERIALS AT AN ADDRESS WITHIN THE RUSSIAN FEDERATION AND WHO IS NOT A "QUALIFIED INVESTOR" (AS DEFINED IN ARTICLE 51.2 OF THE RUSSIAN SECURITIES MARKET LAW) IS REQUIRED TO DISREGARD THEM, SUBJECT TO CERTAIN EXCEPTIONS UNDER RUSSIAN LAW.

These materials and the ISSF do not constitute an offer to exchange or the solicitation of an offer to exchange securities in any circumstances in which such offer or solicitation is unlawful. These materials and the ISSF are not being made, directly or indirectly, to persons in jurisdictions in which the making of the ISSF or the distribution of these materials or the Polymetal International Plc shares would constitute a violation of the relevant laws of such jurisdiction. The distribution of these materials or the Polymetal International Plc shares in jurisdictions other than Jersey may be restricted by law. Therefore, persons into whose possession these materials comes should inform themselves about and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Each eligible JSC Polymetal security holder should consult at its own expense its own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding its acceptance of the ISSF. In particular, eligible JSC Polymetal security holders should be aware that the exchange of JSC Polymetal securities pursuant to the ISSF will have certain tax consequences, and are urged to consult at their own expense with their tax advisors with respect to those consequences in considering the ISSF.

UNITED STATES

The Polymetal International Plc shares have not been and will not be registered under the Securities Act of 1933, as amended, (the "Securities Act") or the securities laws of any state of the U.S., and may not be offered, sold, delivered or transferred except pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable U.S. state securities laws.

NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN CONNECTION WITH THE ISSF, PASSED UPON THE FAIRNESS OR MERITS OF THE ISSF OR DETERMINED WHETHER THIS DOCUMENT OR THE ADDITIONAL INFORMATION DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.

The ISSF is being made for the securities of a company incorporated outside the United States and is subject to disclosure requirements of a foreign country that are different from those of the United States. Some of the financial statements included in the Additional Information Document have been prepared in accordance with International Financial Reporting Standards, which are not comparable to U.S. generally accepted accounting principles, as adopted by United States companies.

It may be difficult for U.S. holders of Polymetal International Plc shares to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since Polymetal International Plc is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. U.S. holders of Polymetal International Plc shares may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a company incorporated outside the United States and its affiliates to subject themselves to a U.S. court's judgment.

U.S. holders of JSC Polymetal securities should be aware that PMTL and its affiliates may purchase securities otherwise than under the ISSF, such as in open market or privately negotiated purchases.

These materials and the ISSF are not being made available to residents of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are U.S. State Exempt Institutional Investors. Accordingly this Document should not be sent to any resident of any such state who is not a U.S. State Exempt Institutional Investor.

"US State Exempt Institutional Investors" means, in relation to residents of:

(a) Connecticut, a bank and trust company, national banking association, savings bank, savings and loan association, federal savings bank, federal savings and loan association, credit union, federal credit union, trust company, insurance company, investment company as defined in the Investment Company Act of 1940 (of the United States), pension or profit-sharing trust, or other financial institution or institutional buyer; whether the purchaser is acting for itself or as a trustee;

(b) Illinois, a corporation, bank, savings bank, savings institution, trust company, insurance company, building and loan association, pension fund or pension trust, employees' profit-sharing trust, other financial institution (including any manager of investment accounts on behalf of other than natural persons, who, with affiliates, exercises sole investment discretion with respect to such accounts and provided such accounts exceed ten in number and have a fair market value of not less than $10,000,000 at the end of the calendar month preceding the month during which the securities offered are sold) or institutional investor (including investment companies, universities and other organizations whose primary purpose is to invest its own assets or those held in trust by it for others, trust accounts and individual or group retirement accounts in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity, and foundations and endowment funds exempt from taxation under the Internal Revenue Code, a principal business function of which is to invest funds to produce income in order to carry out the purpose of the foundation or fund), or any government or political subdivision or instrumentality thereof, whether the purchaser is acting for itself or in some fiduciary capacity; any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities; any trust in respect of which a bank or trust company is trustee or co-trustee; any entity in which at least 90% of the equity is owned by: (a) persons described in this paragraph herein, (b) any partnership or other association or trader buying or selling fractional undivided interests in oil, gas or other mineral rights, in frequent operations, for its or his own account rather than for the account of customers, to such extent it or he may be said to be engaged in such activities as a trade or business, (c) any natural person who has, or is reasonably believed by the person offering the securities to have (i) a net worth or joint net worth with the person's spouse, at the time of the offer, sale or issuance of the securities, in excess of $1,000,000 (exclusive of principal residence), or (ii) an income or joint income with that person's spouse of $200,000 in each of the two most recent fiscal years and reasonably expects such an income in the current year, (d) any person, not a natural person, 90% of the equity interest thereof is owned by persons described in (i) or (ii) immediately above, or (e) any person who is, or is reasonably believed by the person offering the securities to be, a director, executive officer, or general partner of the issuer of the securities or any director, executive officer or general partner of a general partner of that issuer (executive officer shall mean the president, any vice president in charge of a principal business unit, division or function such as sales, administration or finance, or any other officer or other person who performs a policy making function for the issuer); any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") if (a) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA and such plan fiduciary is either a bank, savings and loan association, insurance company, registered investment adviser or an investment adviser registered under the Investment Advisers Act of 1940, or (b) the plan has total assets in excess of $5,000,000, or (c) in the case of a self-directed plan, investment decisions are made solely by persons that are described in this paragraph herein; any plan established and maintained by, and for the benefit of the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of $5,000,000; or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, any Massachusetts or similar business trust, or any partnership, if such organization, trust, or partnership has total assets in excess of $5,000,000;

(c) Maryland, banks, savings and loan associations, trust companies, insurance companies, investment companies as defined in the Investment Company Act of 1940, employee benefit plans with assets of not less than $1,000,000, governmental agencies or instrumentalities, investment advisers with assets under management of not less than $1,000,000, or broker-dealers, whether acting for themselves or as trustees or as fiduciaries with investment control, or other institutional investors as designated by rule or order of the Commissioner, which include: (a) an accredited investor as defined in Rule 501(a)(1)—(3), (7) and (8) of Regulation D under the Securities Act of 1933, as amended; and (b) a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended;

(d) Massachusets, a bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act of 1940, pension or profit-sharing trust which includes: (a) any entity with total assets in excess of $5 million and which is: (i) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended or (ii) a self-directed employee benefit plan within the meaning of ERISA, with investment decisions made by a person that is an accredited investor as defined in s. 501(a) of SEC Regulation D (17 CPR 230.501(a)), or (b) any employee benefit plan within the meaning of ERISA with investment decisions made by a plan fiduciary, as defined in Section 2(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (c) an employee benefit plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; any other financial institution or institutional buyer, which includes but is not limited to: (a) a Small Business Investment Company licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended; (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; (c) a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended; (d) an entity with total assets in excess of $5,000,000 and which is either: (i) a company (whether a corporation, a Massachusetts or similar business trust or a partnership) not formed for the specific purpose of acquiring the securities offered, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investments or (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code; and (e) a Qualified Institutional Buyer as defined in 17 CFR 230.144A(a); whether the purchaser is acting for itself or as a trustee; and
(e) Oregon means a bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, a broker-dealer, mortgage broker or mortgage banker, or other financial institution or institutional buyer, including but not limited to, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, the United States Veterans Administration and the Government National Mortgage Association, and Qualified Institutional Buyers as defined in Rule 144A of the Securities and Exchange Commission; whether the purchaser is acting for itself or in some fiduciary capacity when the purchaser has discretionary authority to make investment decisions.

RUSSIA

THE INFORMATION CONTAINED IN THESE MATERIALS IS ADDRESSED EXCLUSIVELY TO ELIGIBLE JSC POLYMETAL SECURITY HOLDERS, INCORPORATED AND REGISTERED, IF APPLICABLE, AND RESIDENT OUTSIDE OF THE RUSSIAN FEDERATION, UNLESS SUCH HOLDERS ARE INDIVIDUALS OR LEGAL ENTITIES THAT ARE "QUALIFIED INVESTORS" UNDER THE RUSSIAN SECURITIES MARKET LAW OR OTHERWISE PERMITTED TO RECEIVE POLYMETAL INTERNATIONAL PLC SHARES UNDER RUSSIAN LAW. NEITHER THESE MATERIALS, THE ISSF NOR ANY INFORMATION CONTAINED HEREIN CONSTITUTE A PUBLIC OFFER, AN ADVERTISEMENT OR AN OFFER OF SECURITIES TO AN UNLIMITED NUMBER OF PERSONS WITHIN OR OUTSIDE THE TERRITORY OF THE RUSSIAN FEDERATION, PURSUANT TO RUSSIAN LAW.

UNITED KINGDOM

These materials are only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or other persons to whom it may lawfully be communicated (all such persons together being referred to as "UK Relevant Persons"). The Polymetal International Plc shares are only being offered to, and any agreement to acquire such securities will be entered into only with, eligible JSC Polymetal security holders who are UK Relevant Persons. Any person who is not a UK Relevant Person should not act or rely on this Document or any of its contents.

THESE MATERIALS ARE ONLY AVAILABLE TO PERSONS OUTSIDE THE UNITED STATES, RUSSIA AND THE UK WHO HAVE GIVEN CERTAIN WARRANTIES AND REPRESENTATIONS RELATING TO THEIR STATUS AS PERSONS WHO ARE ENTITLED TO RECEIVE THESE MATERIALS

Polymetal International Plc offer for JSC Polymetal

Your action is required

Polymetal International Plc announced the proposals to change the corporate structure of JSC Polymetal ("Polymetal"). Under these proposals, Polymetal International Plc, a Jersey-incorporated company, will become the new and ultimate holding company for JSC Polymetal.

Highlights

- PMTL Holding Limited ("PMTL"), a wholly owned subsidiary of Polymetal International Plc has announced an exchange offer (known as the "Institutional Share Swap Facility" or the "ISSF") to eligible existing share and GDR holders of JSC Polymetal to acquire their ordinary shares and global depositary receipts ("GDRs") in JSC Polymetal, on a one for one basis.
- Polymetal International Plc will apply to have its shares admitted to the premium segment of the Official List of the UK Financial Services Authority (the "Premium Listing") and to trading on the Main Market for listed securities of the London Stock Exchange.


One share or GDR in JSC Polymetal
=
One share in Polymetal International

The deadline to accept the offer is noon London time (being 3pm Moscow time) 21 October 2011.

You will need to take action before this deadline. You should act now to accept the offer.

BE AWARE YOUR BANK OR CUSTODIAN OR BROKER AND RELEVANT CLEARING SYSTEMS WILL HAVE AN EARLIER DEADLINE TO RECEIVE YOUR INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT FOR DETAILS.

Polymetal International Plc 2011
1

Letter from the Chairman

POLYMETAL

Dear JSC Polymetal security holder,

Reasons for the ISSF and Benefits of Exchanging JSC Polymetal Securities for Polymetal International Plc Shares

The Board of Polymetal International Plc believes that becoming the ultimate holding company of JSC Polymetal and its subsidiaries, with its ordinary shares admitted to trading on the Main Market of the London Stock Exchange, will provide JSC Polymetal security holders with the following benefits:

- a stronger capital markets profile and more ready access to funding for the Polymetal business
- an investment in a company with a stronger acquisition currency than Polymetal currently has
- significantly improved trading and liquidity in the security held by them
- an investment in a company with access to a wider investor base than Polymetal currently has
- dependent on the size of the Public Offering, an investment in a security which will likely be included in the FTSE 100 index
- dependent on the size of the Public Offering and the costs of the MTO and squeeze out, an investment in a company with a stronger balance sheet
- an investment in a company which complies with strict UK corporate governance rules

The benefits of an investment in Polymetal International Plc are in addition to the benefits that JSC Polymetal security holders currently have from their investment in the operations of JSC Polymetal.

Following completion of the ISSF, PMTL Holding Limited intends to delist JSC Polymetal's GDRs and shares.

To accept the ISSF please follow the instructions which are explained in more detail in the offer document and forms of acceptance, copies of which are available at **www.polymetalinternational.com**

For more information, please contact the Information Agent whose contact details are given on page 5 of this document.

Bobby Godsell
Chairman
Polymetal International Plc

Polymetal International Plc 2011
2

Reasons to accept the ISSF

- Ownership in one of the best performing precious metals stocks in its peer group over the past two years[1]
- Full exposure to attractive growth potential of JSC Polymetal
- Better liquidity and capital markets profile
- Targeted FTSE-100 inclusion (subject to FTSE committee review with key conditions expected to be satisfied upon Admission)
- Certainty of consideration: remaining shareholders will either hold securities with limited free float or exit via MTO
- Exchange ratio set to prevent any value leakage to existing shareholders
- Eligibility for the US$0.20 per share 2011 dividend and future Polymetal International Plc dividends[2,3]

What if I do not accept the ISSF?

- No exposure to future capital appreciation
- Limited liquidity of existing JSC Polymetal shares and GDRs
- Expected exclusion from current major indices
- Lengthy MTO period (up to 4 months)
- Exposure to price and exchange rate risks associated with the MTO
- Not eligible for Polymetal International Plc dividends

You should act now to accept this offer.

Polymetal International Plc 2011

3

Mechanics for accepting the ISSF

Below is a simplified version of the process to accept the ISSF[4]

Steps for JSC Polymetal shareholders (ISIN: RU000A0JP195)
Please ensure that your Share Form of Acceptance contains correct and valid instructions for delivery of Polymetal International Plc shares to which you become entitled

› Access ISSF documentation through the website: www.polymetalinternational.com

1) Print out, complete and duly execute (or instruct your intermediary to complete and duly execute on your behalf) the Share Form of Acceptance

2) Email or fax (and then physically deliver) the duly completed and executed Share Form of Acceptance, together with all required additional documentation[5], to ROSTCorporate Project ("ROST CP")
   › Physical delivery: 18/13 Stromynka Street, 107996 Moscow / Email: depo@rostcp.ru
   Fax: + 7 (495) 980 9056

3) Transfer (or instruct the person holding your shares to transfer) your JSC Polymetal shares to the custody (depo) account of PMTL Holding Ltd[6] with ROST CP ("Depo Account")
   › PMTL HOLDING LTD custody (depo) account number with JSC "R.O.S.T. project": D00301844

Share Forms of Acceptance must be delivered to ROST CP along with any additional documents and the JSC Polymetal shares to which the Share Form of Acceptance relates must be transferred to the Depo Account prior to noon London time (being 3pm Moscow time) on 21 October 2011

FOR SHARE ACCEPTANCES ONLY:

If you are a beneficiary holder of JSC Polymetal shares located in Austria or UK or elsewhere, and your JSC Polymetal shares are held via your intermediary broker or custodian or nominee bank as legal owners (*vladel'tsy*) of these shares in Russia, please note the following:

› only your intermediary broker or custodian or nominee bank as the legal owner of JSC Polymetal shares may complete and execute the Share Form of Acceptance and transfer relevant JSC Polymetal shares to the Depo Account;
› only your Russian intermediary needs to provide any additional documents required of it as set out in Appendix I of this document
› you do not need to provide any additional information or documents set out for Austria or UK shareholders or otherwise.

Steps for JSC Polymetal Regulation S GDR holders (Reg S GDR ISIN: US7317892021)

› Access ISSF documentation through the website: www.polymetalinternational.com

1) Send an electronic acceptance instruction ("Electronic Instruction") to the Clearing Systems (either Euroclear or Clearstream) where your GDRs are held
   › Electronic Instruction should be transmitted by the Clearing System participant which holds your GDRs to the Clearing Systems
   › You or your intermediary should instruct the participant using your usual procedures

2) Print out, complete and retain a GDR Form of Acceptance and Certification, but you do not need to submit it in order to accept the ISSF
   › The GDRs tendered into the ISSF will be blocked, until the successful completion of the ISSF Electronic Instructions must be given prior to the deadline established by the relevant Clearing System for accepting the ISSF

Electronic acceptances must be delivered to the Clearing Systems by the deadlines established by the Clearing Systems in order to accept the ISSF prior to noon London time (being 3pm Moscow time) on 21 October 2011.

IF YOU ARE AN AUSTRIAN OR RUSSIAN HOLDER OF JSC POLYMETAL SHARES OR GDRS YOU MAY HAVE TO SUBMIT ADDITIONAL DOCUMENTATION (PLEASE REFER TO APPENDIX I FOR FURTHER INFORMATION).

Polymetal International Plc 2011 4

Acceptance procedure — decision tree Polymetal International Plc 2011 5

Expected Timing of Principal Events

30 September 2011
Transaction announcement and ISSF offer period commences

13 October 2011
Q3 production update

On or about 14 October 2011
Pathfinder prospectus published

21 October 2011 (Noon)
ISSF offer period closes

On or about 24 October 2011
Final acceptances announced

28 October 2011 (8am)
Commencement of conditional dealings

2 November 2011 (8am)
Admission and commencement of unconditional dealings

All times are London times. Each of the times and dates in the above timetable is subject to change, which will be announced in a press release on the Polymetal International Plc website.

If you decide to accept the ISSF after internal deadlines set by your broker, custodian or nominee banks have passed but before the ISSF deadline of noon London time (being 3pm Moscow time), 21 October 2011, please contact Rost and DFKing hotlines set out below for assistance on a best effort basis.

Questions?

If you need any assistance or have questions about the offer please contact DF King Worldwide, the Information Agent, using the options below:

Email Polymetal@king-worldwide.com

London One Ropemaker Street, EC2Y 9AW
+44 207 920 9700
00 800 5464 5464

Moscow Capital Plaza, 4th Lesnoy Pereulok, 4 – 125047
+7 495 663 8036

New York 48 Wall Street, New York, 10005
+1 (800) 290 6431
+1 (212) 269 5550

Questions and requests for assistance in connection with the Share Forms of Acceptance may also be directed to ROST CP using the following contact details:

Email depo@rostcp.ru
Address Stromynka Street, 18/13 107996 Moscow
Tel +7 (495) 980 9056
Fax +7 (495) 980 9056

Copies of all the documentation are available to eligible holders on Polymetal International Plc's website at: www.polymetalinternational.com

Polymetal International Plc 2011 6

JSC Polymetal asset portfolio overview

About Polymetal

JSC Polymetal is a leading gold and silver producer in Russia and Kazakhstan. Since it was founded, JSC Polymetal has built its asset portfolio by developing new mines, restarting inactive operations and acquiring an operating mine. It has increased its annual gold equivalent production of gold and silver from 327 Koz of gold equivalent ("AuEq") in 2003 to 753 Koz of AuEq in 2010, a compound annual growth rate of approximately 13 per cent. JSC Polymetal aims to produce over 800 Koz in 2011 and over 1.4 Moz in 2014 in AuEq with growth coming from projects, which are currently in ramp up phase or in construction phase. As of 1 July 2011, JSC Polymetal's proven and probable reserves were estimated to contain 15.0 Moz of AuEq according to JORC, while its measured, indicated and inferred resources in addition to reserves were estimated to contain 13.5 Moz of AuEq according to JORC.

Bobby Godsell, Chairman of Polymetal International Plc said:

"We view the proposed Transaction and premium listing on the London Stock Exchange as a logical step in the development of Polymetal. We believe Polymetal is a company with a strong operational track record and great momentum. The Transaction will help create more shareholder value and allow us to be well positioned to deliver further growth."


Same assets, better company


Mayskoye
Anadyr
Dukat hub
Omolon hub
Magadan
Khakanja
Saint-Petersburg
Voro
Ekaterinburg
Varvara
Astana
Albazino
Amursk POX hub
Khabarovsk
Production
Development

Polymetal International Plc 2011

7

Appendix 1

Additional documents required for Eligible Austrian and Russian securityholders

Please note all documents must be delivered by noon London time (being 3 pm Moscow time) on 21 October 2011 to the relevant parties set out below

AUSTRIAN SECURITYHOLDER

1.1) If you are an Austrian JSC Polymetal securityholder and are not shown in an on-line search of the licence database (Konzessionsdatenbank) of the Austrian Financial Markets Authority (Finanzmarktaufsichtsbehörde) you must provide:

- Your financial statements verifying the criteria of your eligibility status (specified in the ISSF Offer document in 3.2.6(b) for shareholders and 3.1.10 (b) for GDR holders)

at the following address: PMTL Holding Limited, c/o Mag. Florian Knotzer, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, Vienna, Austria.

Eligible Austrian securityholders who do not fall under the categories above do not need to provide additional documents but shall provide all other information required to complete their Forms of Acceptance.

RUSSIAN SECURITYHOLDER

2.1) If you are a Russian JSC Polymetal securityholder and are the "qualified investor" explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law you must email or fax (and then physically deliver):

- a copy of your licence authorising relevant types of activities listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law

to ROST CP at the following addresses: physical delivery: 18/13 Stromynka Street, Moscow, 107996 / Email: depo@rostcp.ru / Fax: +7 (495) 980 9056

2.2) If you are a Russian JSC Polymetal securityholder and are "qualified investor" not explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law you must email or fax (and then physically deliver):

- an extract from the register of persons recognised as "qualified investors" in relation to financial instruments or foreign securities similar to Polymetal International shares;
- a copy of the licence of your broker engaged to acquire the Polymetal International shares; and
- evidence of such broker's authority to act on your behalf to accept the ISSF and Polymetal International shares to ROST CP at the following addresses: physical delivery: 18/13 Stromynka Street, Moscow, 107996 / Email: depo@rostcp.ru / Fax: +7 (495) 980 9056.

Polymetal International Plc 2011

8

Endnotes 1) Based on Polymetal share price performance African Barrick Gold, Centerra, Centamin, Eldorado Gold, Fresnillo, Hochschild, IAMGold, Polyus Gold International, Petropavlovsk, Randgold Resources 2) Dividend policy targeting payout equal to net debt to EBITDA ratio is not more than 1.75, for which purpose net debt will be as at the end of the previous financial year and adjusted EBITDA under IFRS for the last 6 months of the 3) For the financial year ending 31 December to availability of sufficient distributable of US$0.20 per share 4) Please consult the ISSF offer document and the relevant Form of Acceptance for more details regarding ISSF and acceptance procedures. 5) Holders in Austria and Russia need to provide as part of the Electronic Instruction 6) JSC Polymetal GDR holders resident in or incorporated and registered in the Russian Federation, need to submit additional documentation to ROST CP Article 51.2 of the Russian Securities Market Law Polymetal International Plc 2011